UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 23, 2017

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169

(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, CDK Global, Inc. (the “Company”) announced that its Board of Directors has appointed Joseph A. Tautges, 41, as Executive Vice President, Chief Financial Officer. To facilitate an orderly transition, Mr. Tautges will join the Company on August 1, 2017 as EVP and assume the CFO duties on August 9, 2017, after the filing of the Company’s Annual Report on Form 10-K for its fiscal year ending June 30, 2017. Lee J. Brunz will continue serving as the Company’s Interim CFO in addition to his other duties as General Counsel until Mr. Tautges assumes the CFO role.

Mr. Tautges has 20 years of experience leading global finance, accounting and operations teams for large technology, consumer products, and business consulting companies. Mr. Tautges most recently served as CFO of the $18 billion Enterprise Services segment of Hewlett Packard Enterprise (“HPE”). While at HPE, he led a transformation initiative which enabled significant margin expansion and improved free cash flow resulting in the recent spin-merger of Enterprise Services with Computer Science Corporation to form the $26 billion DXC Technology Company. Prior to HPE, Mr. Tautges held various levels of increasing responsibility in both operations and financial management with Sears Holdings and Aon Hewitt. Before Aon Hewitt, Mr. Tautges worked as an auditor at Arthur Andersen LLP. Mr. Tautges holds a bachelor’s degree from Northern Illinois University and is a Certified Public Accountant.

The Company has entered into an offer letter with Mr. Tautges, which provides for:

(i)	a base salary of $650,000;

(ii)	a pro-rated cash incentive bonus for the Company’s fiscal year ending June 30, 2018 equal to 80% of his base salary to be awarded pursuant to the Company’s 2014 Omnibus Award Plan (the “Plan”);

(iii)	stock options and performance stock units (“PSUs”) to be valued at $390,000 and $910,000, respectively, on the date of the grant and issued pursuant to the Plan and the applicable forms of award agreements for executive officers (the awards are expected to be granted on or before August 9, 2017, subject to any trading blackouts, the options become exercisable in four equal installments on September 8, 2018, 2019, 2020 and 2021, and the PSUs will be earned over a three-year performance cycle ending June 30, 2020 and settle in shares of the Company’s common stock);

(iv)	a one-time grant of restricted stock to be valued at $750,000 on the date of the grant and issued pursuant to the Plan and the form of Restricted Stock Award Agreement for executive officers (the award is expected to be granted on or before August 9, 2017, subject to any trading blackouts, and will vest in three equal installments on the first three anniversaries of the grant date); and

(v)	a one-time signing bonus of $400,000 to be repaid in its entirety (net of taxes) in the event that he resigns or is termination for “cause” (as defined in the Company’s Corporate Officer Severance Plan) within one year of the first date of his employment and 50% of which will be repaid in the event that he voluntarily resigns or is terminated for “cause” after the one year anniversary of the first date of his employment but prior to the two year anniversary of the first date of his employment.

Mr. Tautges will also participate in the Company’s Corporate Officer Severance Plan and Second Amended and Restated Change in Control Severance Plan. The plans are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2016.

The foregoing description of the offer letter with Mr. Tautges does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 26, 2017, the Company issued a press release announcing Mr. Tautges’ appointment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Offer Letter, dated June 23, 2017, by and between CDK Global, Inc. and Joseph A. Tautges

99.1	Press Release issued by CDK Global, Inc. on June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	CDK Global, Inc.

	By:	/s/ LEE J. BRUNZ
Lee J. Brunz
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description of Exhibit

10.1	Offer Letter, dated June 23, 2017, by and between CDK Global, Inc. and Joseph A. Tautges

99.1	Press Release issued by CDK Global, Inc. on June 26, 2017